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                                                                  EXHIBIT 4.3(a)
                                                                  EXECUTION COPY

                                 FIRST AMENDMENT
                             TO FINANCING AGREEMENT

            FIRST AMENDMENT, dated as of November 23, 2004 (this "Amendment"), to the Amended and Restated Financing Agreement, dated as of September 4, 2003 (as amended, restated, modified, supplemented or otherwise changed from time to time, the "Financing Agreement"), by and among Allied Holdings, Inc., a Georgia corporation (the "Parent"), and Allied Systems, Ltd. (L.P.), a Georgia limited partnership ("Allied Systems" and together with the Parent, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (each a "Guarantor" and collectively, the "Guarantors"), each of the lenders from time to time party thereto as a Lender (each a "Lender" and collectively, the "Lenders"), Ableco Finance LLC, a Delaware limited liability company ("Ableco"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and Wells Fargo Foothill, Inc. formerly known as Foothill Capital Corporation, a California corporation ("Foothill"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

            The Borrowers, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement in order to (a) create a supplemental term loan in an aggregate principal amount equal to $20,000,000 and
(b) to increase the letter of credit subfacility from $40,000,000 to $50,000,000. The proceeds of such supplemental term loan will be used to repay the Revolving Loans, to pay fees and expenses related to this Amendment and to fund working capital of the Borrowers.

            NOW, THEREFORE, the Borrowers, the Guarantors, the Agents and the Lenders hereby agree as follows:

            1. Capitalized Terms. All terms which are defined in the Financing Agreement and not otherwise defined herein are used herein as defined therein.

            2. Amendments to Financing Agreement.

                  (a) Recitals. The second paragraph of the recitals to the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "The Borrowers, the Guarantors, the Lenders and the Agents wish to amend the Existing Financing Agreement in order to restructure the Existing Credit Facility and, in that connection, to amend and restate the Existing Financing Agreement in its entirety, to provide for (i) the Existing Revolving Credit to be reduced from $120,000,000 to $90,000,000, including a $50,000,000 subfacility for the issuance of letters of credit,
      (ii) the repayment of the Existing Term Loan D, (iii) the remaining Existing Term Loans, together with a portion of the loans under the Existing Revolving Credit Facility, to be amended and restated into a single $100,000,000 term loan, (iv) the Commitments (as hereinafter defined) of the Lenders to be as set forth on Schedule

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      1.01(A) hereto, and (v) certain other modifications contained herein. On the First Amendment Effective Date, the Borrowers, the Guarantors, the Lenders and the Agents wish to amend the Financing Agreement in order to provide for a supplemental term loan in the aggregate principal amount of $20,000,000."

                  (b) Existing Definitions. Each of the following definitions in
Section 1.01 of the Financing Agreement are hereby amended and restated in its entirety to read as follows:

                  " 'Commitments' means, with respect to each Lender, such Lender's Revolving Credit Commitment, Term Loan Commitment and Supplemental Term Loan Commitment."

                  " 'Fee Letter' means, each of (a) the Fee Letter, dated as of February 25, 2002, among the Borrowers, the Collateral Agent and the Administrative Agent, (b) the Supplemental Fee Letter, dated as of September 4, 2003, among the Borrowers, the Collateral Agent and the Administrative Agent, (c) the Supplemental Term Loan Fee Letter, and (d) the Revolver Fee Letter."

                  " 'L/C Subfacility' means that portion of the Total Revolving Credit Commitment equal to $50,000,000."

                  " 'Loan' means the Term Loan, the Supplemental Term Loan or any Revolving Loan made by an Agent or a Lender to Allied Systems pursuant to Article II hereof."

                  " 'Participant Register' has the meaning specified therefor in
      Section 12.07(g)."

                  " 'Pro Rata Share' means:

                  (a) with respect to a Revolving Loan Lender's obligation to make Revolving Loans and receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment, provided, that, if the Total Revolving Credit Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and the denominator shall be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations,

                  (b) with respect to a Term Loan Lender's obligation to make the Term Loan and receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment, provided that if the Total Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan,

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                  (c) with respect to a Supplemental Term Loan Lender's
      obligation to make the Supplemental Term Loan and receive payments of interest, fees and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Supplemental Term Loan Commitment, by (ii) the Total Supplemental Term Loan Commitment, provided that if the Total Supplemental Term Loan Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's portion of the Supplemental Term Loan and the denominator shall be the aggregate unpaid principal amount of the Supplemental Term Loan,

                  (d) with respect to any indemnification obligations under
      Section 10.05 arising from or related to the Collateral, the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's portion of the Term Loan and the Supplemental Term Loan, by (ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan and the Supplemental Term Loan, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations, and

                  (e) with respect to all other matters, the percentage obtained by dividing (i) the sum of such Lender's Revolving Credit Commitment and the unpaid principal amount of such Lender's portion of the Term Loan and the Supplemental Term Loan, by (ii) the sum of the Total Revolving Credit Commitment and the aggregate unpaid principal amount of the Term Loan and the Supplemental Term Loan, provided, that, if such Lender's Revolving Credit Commitment shall have been reduced to zero, such Lender's Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and its interest in the Letter of Credit Obligations and if the Total Revolving Credit Commitment shall have been reduced to zero, the Total Revolving Credit Commitment shall be deemed to be the aggregate unpaid principal amount of all Revolving Loans (including Agent Advances) and Letter of Credit Obligations."

                  " 'Required Lenders' means Lenders whose share of the Term Loan and the Supplemental Term Loan aggregate at least 51%, which percentage is obtained by dividing (i) the aggregate Term Loan Commitment and Supplemental Term Loan Commitment of each such Lender over (ii) the sum of the Total Term Loan Commitment and Total Supplemental Term Loan Commitment; provided that, if any such Commitment shall have been reduced to zero, clause (i) with respect to such Commitment shall be the aggregate unpaid principal amount of the Loans of each such Lender relating to such Commitment and clause (ii) with respect to such Commitment shall be the aggregate unpaid principal amount of all Loans related to such Commitment."

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                  " 'Required Revolving Lenders' means Lenders whose Pro Rata
      Shares (calculated in accordance with clause (a) of the definition thereof) of the Total Revolving Credit Commitment aggregate at least 51%; provided, that such Lenders are composed of not less than two Lenders, which have the Revolving Credit Commitments, one of which (together with its Affiliates) holds no Term Loan or Supplemental Term Loan."

                  " 'Term Loan Obligations' means any Obligation with respect to the Term Loan and/or the Supplemental Term Loan (including, without limitation, the principal thereof, the interest thereon, and the fees and expenses specifically related thereto)."

                  " 'Total Commitment' means the sum of the Total Revolving Credit Commitment, the Total Term Loan Commitment and the Total Supplemental Term Loan Commitment."

                  (c) New Definitions. Each of the following definitions are hereby added to Section 1.01 of the Financing Agreement in the appropriate alphabetical order:

                  " 'First Amendment Effective Date' means the date on which all of the conditions precedent to the effectiveness of the First Amendment to Financing Agreement dated as of November 23, 2004, by and among the Borrowers, the Lenders and the Agents have been fulfilled or waived."

                  " 'New Lending Office' has the meaning specified therefor in 2.08(d)."

                  " 'Non-U.S. Lender' has the meaning specified therefor in 2.08(d)."

                  " 'Other Taxes' has the meaning specified therefor in 2.08(b)."

                  " 'Registered Loan' has the meaning specified therefor in 12.07(d)."

                  " 'Related Fund' means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person."

                  " 'Related Party Assignment' has the meaning specified therefor in 12.07(b)."

                  " 'Related Party Register' has the meaning specified therefor in 12.07(d)."

                  " 'Revolver Fee Letter' means the Revolver Fee Letter, dated as of November 23, 2004, from the Borrowers to the Administrative Agent."

                  " 'Supplemental Term Loan' means, collectively, the loans made by the Supplemental Term Loan Lenders to Allied Systems on the First Amendment Effective Date pursuant to Section 2.01(a)(iii)."

                  " 'Supplemental Term Loan Commitment' means, with respect to each Lender, the commitment of such Lender to make the Supplemental Term Loan to Allied

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      Systems in the amount set forth in Schedule 1.01(A) hereto, as the same may be terminated or reduced from time to time in accordance with the terms of this Agreement."

                  " 'Supplemental Term Loan Fee Letter' means the Supplemental Term Loan Fee Letter, dated as of November 23, 2004, from the Borrowers to the Collateral Agent."

                  " 'Supplemental Term Loan Lender' means a Lender with a Supplemental Term Loan Commitment."

                  " 'Taxes' has the meaning specified therefor in 2.08(a)."

                  " 'Total Supplemental Term Loan Commitment' means the sum of the amounts of the Lenders' Supplemental Term Loan Commitments."

                  (d) Commitments. Section 2.01 of the Financing Agreement is hereby amended as follows:

                  (i) Section 2.01(a) of the Financing Agreement is hereby amended by deleting the "and" at the end of clause (i) thereof, adding the word "and" immediately after the semicolon at the end of clause (ii) thereof and adding a new clause (iii) immediately thereafter which shall read as follows:

                  "(iii) each Supplemental Term Loan Lender severally agrees to make the Supplemental Term Loan to Allied Systems on the First Amendment Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Supplemental Term Loan Commitment."

                  (ii) Clause (ii) of Section 2.01(b) of the Financing Agreement is hereby amended by supplementing such clause by adding a new sentence immediately at the end thereof which shall read as follows:

                  "The aggregate principal amount of the Supplemental Term Loan made on the First Amendment Effective Date shall not exceed the Total Supplemental Term Loan Commitment."

                  (iii) Clause (iii) of Section 2.01(b) of the Financing Agreement is hereby amended by supplementing such clause by adding a new sentence immediately at the end thereof which shall read as follows:

                  "Any principal amount of the Supplemental Term Loan which is repaid or prepaid may not be reborrowed."

                  (e) Making the Loans. Section 2.02 of the Financing Agreement is hereby amended as follows:

                        (i) The second sentence of Section 2.02(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

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            "Such Notice of Borrowing shall be irrevocable and shall specify (A)
            the principal amount of the proposed Loan (which, in the case of a LIBOR Rate Loan, must be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof), (B) in the case of a Revolving Loan, whether such Loan is requested to be a Reference Rate Loan or a LIBOR Rate Loan and, in the case of a LIBOR Rate Loan, the initial Interest Period with respect thereto, (C) in the case of Loans requested on the Effective Date or the First Amendment Effective Date, whether such Loan is requested to be a Revolving Loan, the Term Loan or the Supplemental Term Loan, (D) the use of the proceeds of such proposed Loan and (E) the proposed borrowing date, which must be a Business Day, and, (x) with respect to the Term Loan, must be the Effective Date, and (y) with respect to the Supplemental Term Loan, must be the First Amendment Effective Date."

                        (ii) Section 2.02(c)(i) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "(c)(i) Except as otherwise provided in this subsection
            2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment, the Total Term Loan Commitment and the Total Supplemental Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender."

                  (f) Repayment of Loans. Section 2.03(b) of the Financing Agreement is hereby amended by supplementing such clause by adding a new clause
(ii) immediately at the end thereof which shall read as follows:

                  "(ii) The outstanding principal of the Supplemental Term Loan shall be due and payable on the Final Maturity Date."

                  (g) Interest. Section 2.04 of the Financing Agreement is hereby amended by redesignating the existing clause (e) thereof clause (f), redesignating the existing clause (d) clause (e), redesignating the existing clause (c) clause (d), and by adding a new clause (c) immediately after clause
(b) which shall read as follows:

                  "(c) The Supplemental Term Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of the Supplemental Term Loan until such principal amount becomes due, at a rate per annum equal to the greater of (x) the Reference Rate plus 8.50% and (y) 13.25%, provided that if Consolidated EBITDA of the Parent and its Subsidiaries for the Fiscal Year ending December 31, 2005, exceeds $70 million (to be calculated based upon the annual audited financial statements of the Parent to be delivered in accordance with Section 7.01(a)(ii)), the

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      Supplemental Term Loan shall bear interest on the principal amount thereof from time to time outstanding from the date that the Parent delivers its annual audited financial statements pursuant to Section 7.01(a)(ii), together with delivery of its Form 10-K filed with the SEC, until such principal amount becomes due, at a rate per annum equal to the Applicable Interest Rate."

                  (h) Reduct ion of Commitments. Section 2.05(a) of the Financing Agreement is hereby amended by inserting a new clause (iii) at the end thereof which shall read as follows:

                  "(iii) Supplemental Term Loan. The Total Supplemental Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the First Amendment Effective Date."

                  (i) Optional Prepayment. Section 2.05(b)(ii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "(ii) Term Loan and Supplemental Term Loan. Subject to Section 2.06(b), and after the first anniversary of the Effective Date, Allied Systems may, upon at least five (5) Business Days' prior written notice to the Agents, prepay without penalty or premium the principal of the Term Loan or the Supplemental Term Loan, or both, in whole or in part, if, immediately after giving effect to such prepayment, Availability is greater than $15,000,000; provided, that, the principal amount of the Supplemental Term Loan may not be prepaid until after the aggregate principal amount of the Term Loan is paid in full. Each prepayment of the Term Loan or the Supplemental Term Loan made pursuant to this clause
      (b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment of the Term Loan shall be applied against the remaining installments of principal due on the Term Loan in the inverse order of maturity."

                  (j) Mandatory Prepayment. Section 2.05(c)(ii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "(ii) Allied Systems will immediately prepay the outstanding principal amount of the Term Loan and the Supplemental Term Loan in the event that the Total Revolving Credit Commitment is terminated for any reason."

                  (k) Application of Payments. Section 2.05(d) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "(d)Application of Payments. In the absence of an Event of Default, the prepayment proceeds shall be applied as follows:

            (i) if the proceeds are from any Disposition of any Account Receivable, Inventory or Rolling Stock or any insurance policy or condemnation award with respect to Inventory or Rolling Stock, such proceeds shall be applied to the Revolving Loans until paid in full;

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            (ii) [intentionally omitted];

            (iii) if the proceeds are from any Disposition of any Facility, any other assets of the Loan Parties not described in clause (i) above or any life insurance policy issued for the benefit of Parent or any of its Subsidiaries, such proceeds shall be applied, first, to the Term Loan until paid in full, second, to the Supplemental Term Loan until paid in full, third, to the Revolving Loans until paid in full (and if the payment is from the proceeds of a Disposition of a Facility, the Total Revolving Credit Commitment shall be reduced by an amount equal to such amount of proceeds applied to the Revolving Loans hereunder) and fourth, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full;

            (iv) if the proceeds are from a Disposition of all or substantially all of the assets or Capital Stock of any Person (including the proceeds as a result of a Disposition of the Capital Stock or assets of any Axis Entity) or any insurance which Disposition or proceeds of insurance includes both (x) Accounts Receivable, Inventory or Rolling Stock and (y) other assets, such proceeds shall be applied as follows: (1) an amount equal to the Net Book Value, or if greater, an amount equal to the amount of Revolving Loans supported by such assets determined using the effective advance rate under the Borrowing Base against such Accounts Receivable, Inventory and Rolling Stock (determined at the time of such Disposition or event resulting in such insurance proceeds) shall be applied to the Revolving Loans until paid in full and (2) the remaining proceeds shall be applied first, to the Term Loan until paid in full, second, to the Supplemental Term Loan until paid in full, third, to the Revolving Loans until paid in full and fourth, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full;

            (v) if the proceeds are from Excess Cash Flow pursuant to paragraph
      (c)(iv) above, such proceeds shall be applied, first, to the Term Loan until paid in full, second, to the Supplemental Term Loan until paid in full, third, to the Revolving Loans until paid in full and fourth, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full;

            (vi) if the proceeds are from any event set forth in Section 2.05(c)(vi), (c)(vii) (other than proceeds from the Ryder Litigation) or
      (c)(viii), such proceeds shall be applied first, to the Term Loan until paid in full, second, to the Supplemental Term Loan until paid in full, third, to the Revolving Loans until paid in full and fourth, to all other Obligations (including, without limitation, the Prepayment Premium) until paid in full; and

            (vii) if the proceeds are from the Ryder Litigation, such proceeds shall be applied as follows: the first $3,000,000 in the aggregate from the Effective Date to the Revolving Loans until paid in full and then to the Term Loan until paid in full and then the remainder to the Supplemental Term Loan until paid in full;

            Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity."

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                  (l) Taxes. Section 2.08 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "Taxes. (a) Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all interest, penalties, additions to tax or other liabilities with respect thereto, excluding taxes imposed on the net income of any Lender, any Agent or the L/C Issuer by the jurisdiction in which such Lender, such Agent or the L/C Issuer is organized or has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Agent or any Lender or the L/C Issuer, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Agent, such Lender or the L/C Issuer shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iv) such Loan Party shall send such Agent or such Lender an official receipt (or, if an official receipt is not available, such other evidence of payment as shall be satisfactory to such Agent, such Lender or the L/C Issuer, as the case may be) evidencing payment of the amount so deducted or withheld.

                  (b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Letters of Credit or any other Loan Document ("Other Taxes"). Each Loan Party shall deliver to each Agent, each Lender and the L/C Issuer an official receipt (or, if an official receipt is not available, such other evidence of payment as shall be satisfactory to such Agent or such Lender, or the L/C Issuer, as the case may be) in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

                  (c) The Loan Parties hereby jointly and severally indemnify and agree to hold each Lender, each Agent and the L/C Issuer harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Lender, any such Agent or the L/C Issuer makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

                  (d) Each Lender that is organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender") shall deliver to the Agents (or in the case of a Person who is a Lender pursuant to a Related Party Assignment, to the assigning Lender)

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      two accurate, properly completed and duly executed copies of either U.S.
      Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from U.S. Federal withholding tax with respect to payments of interest and fees hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender hereby represents that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agents or the applicable assigning Lender to the extent such Non-U.S. Lender is a Lender pursuant to a Related Party Assignment in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a Lender hereunder and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from any Agent. Notwithstanding any other provision of this Section 2.08, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.08(d) that such Non-U.S. Lender is not legally able to deliver.

                  (e) The Loan Parties shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Section
      2.08 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Lender through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the transfer, or Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such transfer or designation, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with clause (d) above.

                  (f) Any Lender claiming any indemnity payment or additional amount payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Lender to disclose any information such Lender deems confidential and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

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

                  (g) Treatment of Certain Refunds. If any Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of such Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, such Lender or the L/C Issuer in the event such Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

                  (h) The obligations of the Loan Parties under this Section
      2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder."

                  (m) Apportionment of Payments. Section 4.04 of the Financing Agreement is hereby amended as follows:

            (i) Section 4.04(b) of the Financing Agreement is hereby amended by redesignating the existing clause (x) thereof as clause (xiii) and adding immediately after clause (ix), new clauses (x), (xi) and (xii), all of which shall read as follows:

                  "; (x) tenth, ratably to pay the Term Loan Obligations in respect of any fees, expense reimbursements and indemnities then due to the Supplemental Term Loan Lenders until paid in full; (xi) eleventh, ratably to pay interest due in respect of the Supplemental Term Loan until paid in full; (xii) twelfth, ratably to pay principal of the Supplemental Term Loan then due and payable until paid in full; and"

            (ii) Section 4.04(e) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "(e) Notwithstanding anything contained in this Agreement, including, without limitation, Section 2.05(d) and Section 4.04(b), after the occurrence and during the continuance of an Event of Default, the proceeds from the Disposition of a Facility shall be applied to the Obligations in the following order of priority: (A) first, ratably to pay principal of the Term Loan then due and payable until paid in full; (B) second, ratably to pay interest due in respect of the Term Loan until paid in full; (C) third, ratably to pay the Term Loan Obligations in respect of any fees, expense reimbursements and indemnities then due to the Term Loan Lenders until paid in full; (D) fourth, ratably to pay principal of the Supplemental Term Loan then due and payable until paid in full; (E) fifth, ratably to pay interest due in respect of the Supplemental Term Loan until paid in full; (F) sixth, ratably to pay the Term Loan Obligations in respect of any fees, expense reimbursements and indemnities then due to the Supplemental Term Loan Lenders until paid in full; (G) seventh, ratably to pay the Obligations in respect of any fees (including any fees or charges assessed by the L/C Issuer), expense reimbursements, indemnities and other amounts then due to the Agents or the L/C Issuer until paid in full;
                  (H) eighth, ratably to pay the Revolving Loan Obligations in respect of any fees (including Letter of Credit Fees), expense reimbursements and indemnities then due to the Revolving Loan Lenders until paid in full; (I) ninth, ratably to pay interest due in respect of the Agent Advances until paid in full; (J) tenth, ratably to pay principal of the Agent Advances until paid in full; (K) eleventh, ratably to pay interest due in respect of the Revolving Loans and Reimbursement Obligations until paid in full; (L) twelfth, ratably to pay principal of the Revolving Loans and Letter of Credit Obligations (or, to the extent such Obligations are contingent, to provide cash collateral in an amount up to 110% of such Obligations) then due and payable until paid in full; and (M) thirteenth, to the ratable payment of all other Obligations then due and payable (including, without limitation, the Prepayment Premium)."

                  (n) Use of Proceeds. Section 6.01(t) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "(t) Use of Proceeds. The proceeds of the Loans shall be used to (a) (i) in the case of Loans made on the Effective Date, restructure existing indebtedness of the Borrowers, including the Existing Term D Loan under the Existing Financing Agreement, and (ii) in the case of the Supplemental Term Loan, prepay certain Revolving Loans outstanding on the First Amendment Effective Date, (b) pay fees and expenses in connection with the transactions contemplated hereby, and (c) fund working capital of the Loan Parties. The Letters of Credit will be used to support the Canadian Facility, certain cash management arrangements of the Loan Parties and other general working capital purposes."

                  (o) Collateral Sub-Agents. Section 10.09 of the Financing Agreement is hereby amended by adding immediately prior to the last sentence of such section a sentence to read as follows:

      "In addition, the Collateral Agent shall also have the power and authority to appoint such other sub-agents as may be necessary or required under applicable state or provincial law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents."

                  (p) Assignments and Participations. Section 12.07 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                  (b) Each Lender may, (x) with the written consent of the Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Term Loan Commitment, Term Loan, Supplemental Term Loan Commitment and Supplemental Term Loan made by it and (y) with the written consent of the Collateral Agent and the Administrative Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Revolving Credit Commitments and Revolving Loans made by it and its Pro Rata Share of Letter of Credit Obligations; provided, however, that, in either case (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to (x) an Affiliate of such Lender or a Related Fund of such Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of such Lender to the extent the aggregate amount to be assigned to all such new Lenders is at least $5,000,000 or a multiple of $1,000,000 in excess thereof), (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent (and the Administrative Agent, if applicable), for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with a Related Party Assignment, and (iii) no written consent of the Collateral Agent or the Administrative Agent shall be required in connection with any Related Party Assignment. Upon such execution, delivery and acceptance (if applicable), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent (and the Administrative Agent, if applicable) and the parties to such assignment) or as otherwise provided for in the last sentence of this
      Section 12.07(b), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything to the contrary in this Section 12.07, a Lender may assign any or all of its rights under the Loan Documents to an Affiliate of, or to a Related Fund with respect to, such Lender without delivering an Assignment and Acceptance to any Agent (a "Related Party Assignment"); provided, however, that (i) no such Related Party Assignment shall be made to a Non-U.S. Lender unless such Lender is, as of the effective date of such assignment, exempt from United Sates Federal withholding tax, (ii) the Borrowers and the Administrative Agent may continue to deal solely and directly with such assigning Lender in connection with the interest so assigned until such Lender and its assignee shall have executed and delivered an Assignment and Acceptance to the Administrative Agent for recordation on the Register and the Collateral Agent may continue to deal solely and directly with such assigning Lender in connection with the interest so assigned until receipt by the Collateral Agent from the Administrative Agent of a copy of the fully executed Assignment and Acceptance pursuant to Section 12.07(d)(iv) and (iii) the failure of such assigning Lender to deliver an Assignment and Acceptance to the Agents or to any other Person shall not affect the legality, validity or binding effect of such assignment which shall be effective upon the date specified therein.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall, on behalf of and acting solely for this purpose as the non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (and stated interest therein) (the "Registered Loans") and Letter of Credit Obligations owing to each Lender from time to time. In the case of any Related Party Assignment, the Lender making such Related Party Assignment shall, on behalf of and acting solely for this purpose as the non-fiduciary agent of the Borrowers, maintain a comparable register (the "Related Party Register"). The entries in the Register (or, in the case of a Related Party Assignment, the Related Party Register) shall be conclusive and binding for all purposes, absent manifest error. The Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register and any Lender that makes a Related Party Assignment shall treat each Person whose name is recorded in the Related Party Register) as a Lender hereunder for all purposes of this Agreement, including, without limitation, the right to receive payments of principal and interest hereunder, notwithstanding notice to the contrary. The Register and the Related Party Register shall be available for inspection by the Administrative Agent and the Borrowers at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any promissory note subject to such assignment, the Administrative Agent shall, if the Collateral Agent (and the Administrative Agent, if applicable) consents to such assignment pursuant to Section 12.07(b) and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) issue one or more new registered notes in the same aggregate principal amount as the principal amount of the surrendered registered note to the designated assignee or transferee and (iv) provide to the Collateral Agent a copy of the fully executed Assignment and Acceptance.

                  (e) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register or Related Party Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register or Related Party Register, together, in the case of an assignment or sale that is not a Related Party Assignment, with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan on the Register (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                  (f) In the event that any Lender sells participations in a Registered Loan in accordance with subsection (h) below, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it and the principal amount (and stated interest thereon) of the portion of the Registered Loan which is the subject of the participation (the "Participant Register"). A Registered Loan may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan may be effected only by the registration of such participation on the Participant Register.

                  (g) Any Non-U.S. Lender who is assigned an interest in any portion of such Registered Loan pursuant to an Assignment and Acceptance shall comply with 2.08(d).

                  (h) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments, the Loans made by it and its Pro Rata Share of the Letter of Credit Obligations); provided, that
      (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans made by it and its Pro Rata Share of Letter of Credit Obligations,
      (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or any Borrower or Guarantor (except as set forth in Section 10.08 or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Sections 2.08 and 4.05 with respect to its participation in any portion of the Commitments and the Loans as if it were a Lender."

                  (q) Schedules. Schedule 1.01(A) to the Financing Agreement is hereby amended in its entirety to read as set forth on Annex A attached hereto.

            3. Form of Guaranty. Section 11 to Exhibit A of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

                  "Taxes. (a) Any and all payments of the Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all interest, penalties, additions to tax or other liabilities with respect thereto, excluding taxes imposed on the net income of any Lender, any Agent or the L/C Issuer by the jurisdiction in which such Lender, such Agent or the L/C Issuer is organized or has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If the Guarantor shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Agent or any Lender or the L/C Issuer, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11) such Agent, such Lender or the L/C Issuer shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions,
      (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iv) such Guarantor shall send such Agent or such Lender an official receipt (or, if an official receipt is not available, such other evidence of payment as shall be satisfactory to such Agent, such Lender or the L/C Issuer, as the case may be) evidencing payment of the amount so deducted or withheld.

                  (b) In addition, the Guarantor agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Letters of Credit or any other Loan Document ("Other Taxes"). The Guarantor shall deliver to each Agent, each Lender and the L/C Issuer an official receipt (or, if an official receipt is not available, such other evidence of payment as shall be satisfactory to such Agent or such Lender, or the L/C Issuer, as the case may be) in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

                  (c) The Guarantor hereby indemnifies and agrees to hold each Lender, each Agent and the L/C Issuer harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 11) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Lender, any such Agent or the L/C Issuer makes written demand therefor specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

                  (d) Each Lender that is organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender") shall deliver to the Agents (or in the case of a Person who is a Lender pursuant to a Related Party Assignment, to the assigning Lender) two accurate, properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from U.S. Federal withholding tax with respect to payments of interest and fees hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender hereby represents that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Parent and is not a controlled foreign corporation related to the Parent (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify the Agents or the applicable assigning Lender to the extent such Non-U.S. Lender is a Lender pursuant to a Related Party Assignment in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a Lender hereunder and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms within 20 days after receipt of a written request therefor from any Agent. Notwithstanding any other provision of this Section 11, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 11(d) that such Non-U.S. Lender is not legally able to deliver.

                  (e) The Guarantor shall not be required to indemnify any Non-U.S. Lender, or pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to this Section 11 to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause
      (i) shall not apply to the extent the indemnity payment or additional amounts any Lender through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the Person making the transfer, or Lender making the designation of such New Lending Office, would have been entitled to receive in the absence of such transfer or designation, or
      (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with clause (d) above.

                  (f) Any Lender claiming any indemnity payment or additional amount payable pursuant to this Section 11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require such Lender to disclose any information such Lender deems confidential and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (g) If any Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of such Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, such Lender or the L/C Issuer in the event such Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

                  (h) The obligations of the Guarantor under this Section 11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder."

            4. Conditions Precedent. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "First Amendment Effective Date"):

                  (a) Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document are true and correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date either immediately before or after giving effect to this Amendment in accordance with its terms.

                  (b) Delivery of Documents. The Collateral Agent shall have received on or before the First Amendment Effective Date, the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless otherwise indicated, dated as of the First Amendment Effective Date:

                        (i) counterparts of this Amendment, duly executed by each of the Loan Parties, the Agents and the Lenders;

                        (ii) the Supplemental Term Loan Fee Letter, duly executed by the Borrowers;

                        (iii) a copy of the resolutions of each Loan Party, certified as of the First Amendment Effective Date by an Authorized Officer thereof, authorizing the execution and delivery of this Amendment and the other documents to be executed and delivered by such Person in connection herewith and authorizing the transactions contemplated hereby and certified by the Secretary of each Loan Party;

                        (iv) a certificate of an Authorized Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign this Amendment and the other documents to be executed and delivered by such Person in connection herewith, together with evidence of the incumbency of such Authorized Officers;

                        (v) a certificate of the chief financial officer of the Parent, certifying that after giving effect to the transactions contemplated by this Agreement and before and after giving effect to the Supplemental Term Loan and this Amendment, each of the Borrowers individually is, and the Loan Parties on a consolidated basis are, Solvent;

                        (vi) a certificate of an Authorized Officer of each Borrower, certifying as to the matters set forth in clause (a) of this
      Section 4;

                        (vii) an opinion of counsel for the Loan Parties, as to such matters as the Collateral Agent may reasonably request;

                        (viii) a certificate of the appropriate official(s) of the state or, federal government or provincial authority of Canada, as the case may be, of organization certifying as to the subsistence in good standing of such Designated Loan Party in such states, provinces or other applicable jurisdiction;

                        (ix) a certificate of an Authorized Officer of each Loan Party certifying that the charter and by-laws, limited liability company agreement, operating agreement, agreement of limited partnership or other organizational documents delivered to the Collateral Agent pursuant to the Existing Financing Agreement remain in full force and effect and have not been amended or modified since the Effective Date, in the case of the Borrowers, and December 31, 2003, in the case of the other Loan Parties; and

                        (x) such other agreements, instruments, approvals, opinions and other documents as the Collateral Agent may reasonably request.

                  (c) Proceedings. All proceedings in connection with the transactions contemplated by this Amendment, and all documents incidental hereto, shall be reasonably satisfactory to the Collateral Agent and its counsel.

                  (d) Fees, Etc. The Borrowers shall have paid all fees (including without limitation, the fee pursuant to the Supplemental Term Loan Fee Letter and the Revolver Fee Letter), costs, expenses and taxes then payable by the Borrowers pursuant to the Financing Agreement and the other Loan Documents, including, without limitation, Section 2.06 and 12.04 of the Financing Agreement.

            5. Representations and Warranties. Each Loan Party represents and warrants to the Agents, the Lenders and the L/C Issuer as follows:

                  (a) Organization, Good Standing, Etc. Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state, province or other applicable jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, to execute and deliver this Amendment and each Loan Document to which it is a party, and to consummate the transactions contemplated thereby and, in the case of the Borrowers, to make the borrowings under the Financing Agreement, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

                  (b) Authorization, Etc. The execution, delivery and performance by each Loan Party of this Amendment and the performance by each Loan Party of the Financing

Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, which, in the case of this clause (iii), is reasonably expected to have a Material Adverse Effect.

                  (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required as a condition to the (i) due execution, delivery and performance by any Loan Party of this Amendment or (ii) performance by each Loan Party of the Financing Agreement, as amended hereby.

                  (d) Enforceability of Loan Documents. Each of this Amendment and the Financing Agreement, as amended hereby, and the other Loan Document to which any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and principles of equity.

                  (e) Representations and Warranties; No Default. The representations and warranties contained herein, in Article VI of the Financing Agreement and in each other Loan Document are true and correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date either immediately before or after giving effect to this Amendment in accordance with its terms.

            6. Continued Effectiveness of the Financing Agreement.

                  (a) Ratifications. Except as otherwise expressly provided herein, (i) the Financing Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the First Amendment Effective Date (A) all references in the Financing Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment and
(B) all references in the other Loan Documents to the "Financing Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, (ii) to the extent that the Financing Agreement or any other Loan Document purports to pledge to the Collateral Agent, or to grant to the Collateral Agent, a security interest in or lien on, any collateral as security for the Obligations or Guaranteed Obligations, such pledge or grant of a security interest or lien is hereby ratified and confirmed in all respects, and
(iii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agents or the Lenders under the Financing Agreement or any other Loan Document, nor constitute an amendment of any provision of the Financing Agreement or any other Loan Document.

                  (b) No Waivers. This Amendment is not a waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Financing Agreement or any other Loan Document and the Agents and the Lenders expressly reserve all of their rights and remedies under the Financing Agreement and the other Loan Documents, under applicable law or otherwise.

                  (c) Amendment as Loan Document. Each Loan Party confirms and agrees that this Amendment shall constitute a Loan Document under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if any representation or warranty made or deemed made by any Loan Party under or in connection with this Amendment shall have been incorrect in any material respect when made or deemed made or if any Loan Party fails to perform or comply with any covenant or agreement contained herein.

            7. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent, any Lender or the L/C Issuer (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) each Agent, each Lender and the L/C Issuer has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents, the Lenders and the L/C Issuer wish (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents', the Lenders' and the L/C Issuer's rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and the L/C Issuer and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the First Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent, any Lender or the L/C Issuer contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

            8. New Lender. Upon the effectiveness of this Amendment, Stellar Funding, Ltd. will be a "Lender" under the Financing Agreement and the other Loan Documents, agrees to be bound by the terms and conditions of the Financing Agreement and the other Loan Documents and will have all of the rights and obligations of a Lender under the Financing Agreement and the other Loan Documents.

            9. Miscellaneous.

                  (a) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

                  (b) Headings. Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  (c) Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (d) Expenses. Allied Systems will pay on demand all reasonable fees, costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment and all documents incidental hereto, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Agents.

                     FIRST AMENDMENT TO FINANCING AGREEMENT

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                BORROWERS:

                                ALLIED HOLDINGS, INC.

                                By: /s/ Thomas M. Duffy
                                    --------------------------------------------
                                    Name:  Thomas M. Duffy
                                    Title: Executive Vice President,
                                            Secretary and General Counsel

                                ALLIED SYSTEMS, LTD. (L.P.)

                                By: Allied Automotive Group, Inc.

                                By: /s/ Thomas M. Duffy
                                    --------------------------------------------
                                    Name:  Thomas M. Duffy
                                    Title: Executive Vice President
                                            and Assistant Secretary

                                GUARANTORS:

                                ALLIED AUTOMOTIVE GROUP, INC.
                                ALLIED FREIGHT BROKER, LLC
                                ALLIED SYSTEMS (CANADA) COMPANY
                                AXIS ARETA, LLC
                                AXIS CANADA COMPANY
                                AXIS GROUP, INC.
                                AXIS NETHERLANDS, LLC
                                COMMERCIAL CARRIERS, INC.
                                CORDIN TRANSPORT, LLC
                                CT SERVICES, INC.
                                F.J. BOUTELL DRIVEAWAY LLC
                                GACS INCORPORATED
                                KAR-TAINER INTERNATIONAL, LLC
                                QAT, INC.
                                RMX LLC
                                TERMINAL SERVICE LLC
                                TRANSPORT SUPPORT, LLC

                                By: /s/ Thomas M. Duffy
                                    --------------------------------------------
                                    Name:  Thomas M. Duffy
                                    Title: Executive Vice President
                                            and Assistant Secretary

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                COLLATERAL AGENT AND LENDER:

                                ABLECO FINANCE LLC

                                By: /s/ Kevin Genda
                                    -------------------------------------
                                    Name:  Kevin Genda
                                    Title: Senior Vice President and
                                            Chief Credit Officer

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                ADMINISTRATIVE AGENT AND LENDER:

                                WELLS FARGO FOOTHILL, INC., formerly
                                known as Foothill Capital Corporation

                                By: /s/ Kristy S. Laicks
                                    ----------------------------------------
                                    Name:  Kristy S. Laicks
                                    Title: Vice President

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                LENDERS:

                                A3 FUNDING LP

                                By: A3 Fund Management LLC,
                                    its General Partner

                                By: /s/ Kevin Genda
                                    --------------------------------------------
                                    Name:  Kevin Genda
                                    Title: Vice President

                                STYX INTERNATIONAL, LTD.

                                By: Partridge Hill Overseas Management, LLC,
                                    as Investment Manager

                                By: /s/ Mark Neporent
                                    -------------------------------------------
                                    Name:  Mark Neporent
                                    Title: Vice President

                                THE LONG HORIZONS OVERSEAS FUND, LTD.

                                By: Old Stand Management, L.L.C.,
                                    as Investment Manager

                                By: /s/ Mark Neporent
                                    -------------------------------------------
                                    Name:  Mark Neporent
                                    Title: Vice President

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                ADAMS STREET CBO 1998-1, LTD.

                                By: /s/ Kaitlin Trinh
                                    -------------------------------------------
                                    Name:  Kaitlin Trinh
                                    Title: Vice President

                                1888 FUND, LTD.

                                By: Guggenheim Investment Management,
                                    LLC as Collateral Manager

                                By: /s/ Kaitlin Trinh
                                    -------------------------------------------
                                    Name:  Kaitlin Trinh
                                    Title: Vice President

                                FORTWIRTH CDO LTD.

                                By: /s/ Kaitlin Trinh
                                    -------------------------------------------
                                    Name:  Kaitlin Trinh
                                    Title: Vice President

                                MAGMA CDO LTD.

                                By: /s/ Kaitlin Trinh
                                    -------------------------------------------
                                    Name:  Kaitlin Trinh
                                    Title: Vice President

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                STELLAR FUNDING, LTD.

                                By: /s/ Kaitlin Trinh
                                    -------------------------------------------
                                    Name:  Kaitlin Trinh
                                    Title: Vice President

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                FORTRESS CREDIT
                                OPPORTUNITIES I LP

                                By: Fortress Credit Opportunities I GP LLC,
                                    its general partner

                                By: /s/ Kevin J. Treacy
                                    -------------------------------------------
                                    Name:  Kevin J. Treacy
                                    Title: Chief Financial Officer

                                DB SPECIAL OPPORTUNITIES LLC

                                By: Drawbridge Special Opportunities
                                    Advisors LLC, its Authorized Signatory

                                By: /s/ Kevin J. Treacy
                                    -------------------------------------------
                                    Name:  Kevin J. Treacy
                                    Title: Chief Financial Officer

                                FORTRESS CREDIT
                                OPPORTUNITIES II LP

                                By: Fortress Credit Opportunities II GP LLC,
                                    its general partner

                                By: /s/ Kevin J. Treacy
                                    -------------------------------------------
                                    Name:  Kevin J. Treacy
                                    Title: Chief Financial Officer

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                CONGRESS FINANCIAL CORPORATION
                                (CENTRAL)

                                By: /s/ G. C. Womdell
                                    -------------------------------------------
                                    Name:  G. C. Womdell
                                    Title: Vice President

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                STANDARD FEDERAL BANK NATIONAL ASSOCIATION

                                By: LaSalle Business Credit, LLC, a Delaware
                                    Limited liability company, successor by
                                    merger to LaSalle Business Credit, Inc., a
                                    Delaware corporation, as Agent

                                By: /s/ Patrick Aarons
                                    -------------------------------------------
                                    Name:  Patrick Aarons
                                    Title: First Vice President

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                TEXTRON FINANCIAL CORPORATION:

                                By: /s/ Greg Genty
                                    -------------------------------------------
                                    Name:  Greg Genty
                                    Title: Portfolio Manager

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                HCM/Z SPECIAL OPPORTUNITIES LLC,
                                formerly known as HZ Special Opportunities
                                LLC

                                By: Highbridge Capital Management, LLC

                                By: /s/ Perry A. Gruss
                                    -------------------------------------------
                                    Name:  Perry A. Gruss
                                    Title: Chief Financial Officer

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                BERNARD LEVERAGED LOAN INVESTORS, LTD.

                                By: /s/ W. Crawbery
                                    -------------------------------------------
                                    Name:  W. Crawbery
                                    Title:

                                BERNARD NATIONAL LOAN INVESTORS, LTD.

                                By: /s/ Perry A. Gruss
                                    -------------------------------------------
                                    Name:  Perry A. Gruss
                                    Title: Director

                                     ANNEX A

                                SCHEDULE 1.01(A)

                       LENDERS AND LENDERS' COMMITMENTS*


                                                                  % of Total                               % of Total
                                           Revolving Credit    Revolving Credit    Outstanding Term     Outstanding Term
Name and Address                              Commitment          Commitment             Loan                 Loan
                                           ----------------    ----------------    ----------------     ----------------
Ableco Finance LLC                              - 0 -               - 0 -          $ 15,512,283.02           19.80%
299 Park Avenue, 23rd Floor
New York, New York 10171

A3 Funding LP                                   - 0 -               - 0 -          $  6,298,927.06            8.04%
299 Park Avenue, 23rd Floor
New York, New York 10171

Styx International, Ltd.                        - 0 -               - 0 -          $ 18,702,868.02           23.88%
299 Park Avenue, 23rd Floor
New York, New York 10171

The Long Horizons Overseas Fund, Ltd.           - 0 -               - 0 -          $  6,492,840.13           8.29%
299 Park Avenue, 23rd Floor
New York, New York 10171

Adams Street CBO 1998-1, Ltd.                   - 0 -               - 0 -          $  3,916,676.70           5.00%
135 West 57th Street, 9th Floor
New York, New York 10022

                                                                   % of
                                                               Supplemental
                                           Supplemental Term     Term Loan       % of Total
Name and Address                            Loan Commitment     Commitment       Commitment
                                           -----------------   ------------      ----------
Ableco Finance LLC                          $ 1,567,461.20          7.84%           9.07%
299 Park Avenue, 23rd Floor
New York, New York 10171

A3 Funding LP                               $10,434,538.80         52.17%           8.89%
299 Park Avenue, 23rd Floor
New York, New York 10171

Styx International, Ltd.                          - 0 -             - 0 -           9.93%
299 Park Avenue, 23rd Floor
New York, New York 10171

The Long Horizons Overseas Fund, Ltd.             - 0 -             - 0 -           3.45%
299 Park Avenue, 23rd Floor
New York, New York 10171

Adams Street CBO 1998-1, Ltd.                     - 0 -             - 0 -           2.08%
135 West 57th Street, 9th Floor
New York, New York 10022

-------------
* The Lenders and Lenders' Commitments listed herein are current as of November 23, 2004 and take into account permanent repayments of the Term Loan since the Effective Date.

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                                                  % of Total                               % of Total
                                           Revolving Credit    Revolving Credit    Outstanding Term     Outstanding Term
Name and Address                              Commitment          Commitment             Loan                 Loan
                                           ----------------    ----------------    ----------------     ----------------
1888 Fund, Ltd.                                 - 0 -               - 0 -          $  2,335,375.13           2.98%
135 West 57th Street, 9th Floor
New York, New York 10022

Fortwirth CDO Ltd.                              - 0 -               - 0 -          $  3,916,676.69           5.00%
135 West 57th Street, 9th Floor
New York, New York 10022

Magma CDO Ltd.                                  - 0 -               - 0 -          $  1,566,670.68           2.00%
135 West 57th Street, 9th Floor
New York, New York 10022

Stellar Funding, Ltd.                           - 0 -               - 0 -             - 0 -                  - 0 -
135 West 57th Street, 9th Floor
New York, New York 10022

Fortress Credit Opportunities I LP              - 0 -               - 0 -          $  4,504,180.97           5.75%
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

Fortress Credit Opportunities II LP             - 0 -               - 0 -          $  3,329,172.24           4.25%
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

                                                                   % of
                                                               Supplemental
                                           Supplemental Term     Term Loan       % of Total
Name and Address                            Loan Commitment     Commitment       Commitment
                                           -----------------   ------------      ----------
1888 Fund, Ltd.                                   - 0 -             - 0 -           1.24%
135 West 57th Street, 9th Floor
New York, New York 10022

Fortwirth CDO Ltd.                                - 0 -             - 0 -           2.08%
135 West 57th Street, 9th Floor
New York, New York 10022

Magma CDO Ltd.                                    - 0 -             - 0 -           0.83%
135 West 57th Street, 9th Floor
New York, New York 10022

Stellar Funding, Ltd.                       $    2,996,000         14.98%           1.59%
135 West 57th Street, 9th Floor
New York, New York 10022

Fortress Credit Opportunities I LP          $    2,000,000         10.00%           3.45%
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

Fortress Credit Opportunities II LP               - 0 -             - 0 -           1.77%
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                                                  % of Total                               % of Total
                                           Revolving Credit    Revolving Credit    Outstanding Term     Outstanding Term
Name and Address                              Commitment          Commitment             Loan                 Loan
                                           ----------------    ----------------    ----------------     ----------------
DB Special Opportunities LLC                    - 0 -               - 0 -             3,916,676.60           5.00%
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

Bernard National Loan Investors, Ltd.           - 0 -               - 0 -          $     2,590,000           3.31%
9 West 57th Street
New York, New York  10019

Bernard Leveraged Loan Investors, Ltd.          - 0 -               - 0 -          $     4,259,047           5.44%
ABNAMRO/LaSalle Bank
CDO Trust Services
135 S. LaSalle Street, Suite 1625
Chicago, Illinois  60603

Wells Fargo Foothill, Inc.                 $  30,000,000.00       33.3333%              - 0 -                - 0 -
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California  90404

Congress Financial Corporation (Central)   $  24,000,000.00       26.6667%              - 0 -                - 0 -
150 South Wacker Drive, Suite 2200
Chicago, Illinois  60606-4401

Textron Financial Corporation              $  15,000,000.00       16.6667%              - 0 -                - 0 -

                                                                   % of
                                                               Supplemental
                                           Supplemental Term     Term Loan       % of Total
Name and Address                            Loan Commitment     Commitment       Commitment
                                           -----------------   ------------      ----------
DB Special Opportunities LLC                $    1,000,000          5.00%           2.61%
1251 Avenue of the Americas, 16th Floor
New York, New York  10020

Bernard National Loan Investors, Ltd.       $     662,000           3.31%           1.73%
9 West 57th Street
New York, New York  10019

Bernard Leveraged Loan Investors, Ltd.      $    1,088,000          5.44%           2.84%
ABNAMRO/LaSalle Bank
CDO Trust Services
135 S. LaSalle Street, Suite 1625
Chicago, Illinois  60603

Wells Fargo Foothill, Inc.                        - 0 -             - 0 -          15.93%
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California  90404

Congress Financial Corporation (Central)          - 0 -             - 0 -          12.74%
150 South Wacker Drive, Suite 2200
Chicago, Illinois  60606-4401

Textron Financial Corporation                     - 0 -             - 0 -           7.96%

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                                                                  % of Total                               % of Total
                                           Revolving Credit    Revolving Credit    Outstanding Term     Outstanding Term
Name and Address                              Commitment          Commitment             Loan                 Loan
                                           ----------------    ----------------    ----------------     ----------------
4550 North Point Parkway, Suite 400
Alpharetta, Georgia  30022

Standard Federal Bank National
Association                                $  18,750,000.00       20.8333%              - 0 -                - 0 -
3060 Peachtree Road, Suite 890
Atlanta, Georgia  30305

HCM/Z Special Opportunities LLC            $   2,250,000.00        2.5000%         $    984,307.00           1.26%
9 West 57th Street
New York, New York  10019
                                           $  90,000,000.00           100%         $ 78,325,701.24            100%
                                           ================       =======          ===============           ====

                                                                   % of
                                                               Supplemental
                                           Supplemental Term     Term Loan       % of Total
Name and Address                            Loan Commitment     Commitment       Commitment
                                           -----------------   ------------      ----------
4550 North Point Parkway, Suite 400
Alpharetta, Georgia  30022

Standard Federal Bank National
Association                                       - 0 -             - 0 -           9.96%
3060 Peachtree Road, Suite 890
Atlanta, Georgia  30305

HCM/Z Special Opportunities LLC             $      252,000          1.26%           1.85%
9 West 57th Street
New York, New York  10019
                                            $   20,000,000           100%            100%
                                            ==============      ========          ======

                     FIRST AMENDMENT TO FINANCING AGREEMENT

                     FIRST AMENDMENT TO FINANCING AGREEMENT